SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                   ..................................

                                FORM 8-K
                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                             April 22, 2008
            Date of report (Date of earliest event reported)

                   ..................................


                         EXCEL TECHNOLOGY, INC.
           (Exact Name of Registrant as Specified in Charter)

       Delaware                   0-19306               11-2780242
(State or Other Juris-       (Commission File No.)    (IRS Employer
diction of Incorporation)                           Identification No.)


                41 Research Way, East Setauket, NY 11733
      (Address of principal executive offices, including zip code)

                             (631) 784-6175
         (Registrant's telephone number, including area code)

                   ..................................

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 22, 2008 the Registrant announced results for its first quarter ended March 28, 2008. A copy of the press release is attached as an exhibit.

ITEM 9.01.  Financial Statements and Exhibits.
       (d)  Exhibits
            99.1  Press Release of Excel Technology, Inc., issued
                  April 22, 2008.

                              Signatures
                              ..........

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2008

                           EXCEL TECHNOLOGY, INC.

                           By:  /s/ Alice Varisano
                                .......................
                                Alice Varisano
                                Chief Financial Officer



FOR IMMEDIATE RELEASE                      Contact:  Alice Varisano, CFO
                                                            or
                                                     Investor Relations
                                                        631-784-6175

                   EXCEL TECHNOLOGY ANNOUNCES RESULTS
                       FOR FIRST QUARTER OF 2008

                         FIRST QUARTER RESULTS

       Sales:          $39.3 million for 2008 vs. $40.9 million for 2007
                         (3.9% decrease)

       Pretax Income:  $5.7 million for 2008 vs. $6.4 million for 2007
                         (11.4% decrease)

       Net Income:     $4.3 million for 2008 vs. $4.7 million for 2007
                         (7.0% decrease)

       EPS:            $0.39 for 2008 vs. $0.38 for 2007 per diluted
                         share (2.6% increase)


EAST SETAUKET, N.Y., April 22, 2008 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced the results for the quarter ended March 28, 2008.

     SALES Excel reported sales of $39.3 million for the quarter ended March 28, 2008 compared to $40.9 million in sales for the quarter ended March 30, 2007, a decrease of 3.9% or $1.6 million.

     PRETAX INCOME Pretax Income decreased 11.4% to $5.7 million for the first quarter of 2008 as compared to $6.4 million for the same period last year.

     NET INCOME decreased 7.0% to $4.3 million for the first quarter of this year as compared to $4.7 million in the same period last year.

     EPS Net income per share on a diluted basis increased 2.6% recording $0.39 for the quarter ended March 28, 2008 compared to the $0.38 per share on a diluted basis reported for the quarter ended March 30, 2007.

Antoine Dominic, Chief Executive Officer, stated, "Our first quarter results were a little disappointing due to the current macro economic conditions. Although our bookings and sales were marginally lower during the quarter our quoting activity was quite strong with good opportunities in new applications. We continue to execute our sales and product development growth strategies as we still remain optimistic in achieving our 2008 objectives."

Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company's sales for the first quarter decreased 3.9% from $40.9 million for the quarter ended March 30, 2007 to $39.3 million for the quarter ended March 28, 2008. Net income for the quarter of $4.3 million was a decrease of 7.0% as compared to the quarter ended March 30, 2007. The cash, cash equivalent and investment at the end of the quarter was $50.6 million. The Company utilized $11.6 million of cash during the quarter to repurchase 446 thousand shares of its common stock. As of March 28, 2008, the Company has used $39.0 million to repurchase 1.5 million of the 2 million common shares authorized to be repurchased by the Board of Directors in November 2006. Bookings for the first quarter were $39 million with a backlog at the end of the first quarter of $34 million."

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2007. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications.

                           FINANCIAL SUMMARY
          (unaudited and in thousands, except per share data)

                                                   FOR THE QUARTER ENDED
                                                   .....................

                                                     MARCH 28, MARCH 30,
                                                       2008       2007
                                                    .........  .........
Net Sales and Services                              $  39,334  $  40,941
Cost of Sales and Services                          $  22,236  $  23,100
                                                    .........  .........
Gross Profit                                        $  17,098  $  17,841
Operating Expenses:
  Selling & Marketing                               $   4,767  $   4,327
  General & Administrative                          $   3,674  $   4,174
  Research and Development                           $  3,886  $   3,826
                                                    .........  .........
Operating Income                                    $   4,771  $   5,514
Interest Income                                     $     633  $     781
Other Income, net                                   $     263  $      98
                                                    .........  .........
Pretax Income                                       $   5,667  $   6,393
Provision for Income Taxes                          $   1,340  $   1,738
                                                    .........  .........
Net Income                                          $   4,327  $   4,655
                                                    .........  .........
                                                    .........  .........

Net Income Per Common Share - Basic                    $ 0.39     $ 0.38

Weighted Average Common
Shares Outstanding - Basic                             11,011     12,107

Net Income Per Common Share - Diluted                  $ 0.39     $ 0.38

Weighted Average Common
Shares Outstanding - Diluted                           11,222     12,409







                BALANCE SHEET & SELECTED FINANCIAL DATA

                                              MAR 28, 2008  DEC 31, 2007
                                               (unaudited)    (audited)
                                              ............  ............

Cash & Cash Equivalents                         $  18,207     $   9,981
Investments                                     $       0     $  47,550
Accounts Receivable, net                        $  27,874     $  24,008
Inventory                                       $  35,353     $  33,792
Other Current Assets                            $   4,846     $   6,217
                                                .........     .........
Total Current Assets                            $  86,280     $ 121,548
Investments                                     $  32,420     $       0
Property, Plant & Equipment, net                $  24,713     $  24,679
Other Non-Current Assets & Goodwill             $  34,893     $  34,305
                                                .........     .........
Total Assets                                    $ 178,306     $ 180,532
                                                .........     .........
                                                .........     .........

Accounts Payable                                $   7,680     $   5,090
Accrued Expenses and
  Other Current Liabilities                     $   9,350     $   8,659
                                                .........     .........
Total Current Liabilities                       $  17,030     $  13,749
Other Non-Current Liabilities                   $   5,131     $   5,068
Minority Interest in Subsidiary                 $     121     $     128
Stockholders' Equity                            $ 156,024     $ 161,587
                                                .........     .........
Total Liabilities & Stockholders' Equity        $ 178,306     $ 180,532
                                                .........     .........
                                                .........     .........

Working Capital                                 $  69,250     $ 107,799